Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Colicity Inc. on Form 10-Q for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (“Report”), Craig McCaw, Chief Executive Officer and President (principal executive officer) and Steve Ednie, Chief Financial Officer and Secretary (principal financial and accounting officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig McCaw	/s/ Steve Ednie
Craig McCaw Chief Executive Officer and President (principal executive officer)	Steve Ednie Chief Financial Officer and Secretary (principal financial and accounting officer)

November 12, 2021	November 12, 2021